Exhibit 99.1

An investment in the Company’s (as defined below) securities involves a high degree of risk. You should carefully consider the risk factors described below in evaluating the Company’s (as defined below) future prospects. In particular, keep these risk factors in mind when you read “forward-looking” statements in the Company’s various reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements relate to the Company’s expectations for future events and time periods. Generally, the words ““may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “intend” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these identifying words.  All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

On June 10, 2019, Insys Therapeutics, Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (and the cases commenced thereby, the “Chapter 11 Cases”) for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”) to facilitate the potential sale of substantially all of the Company’s assets pursuant to Section 363 of the Bankruptcy Code (“Section 363”) and address the Company’s legacy legal liabilities. Filing for Bankruptcy Court protection could have a material adverse effect on our business, financial condition, results of operations and liquidity. The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The following risk factors update the Company’s risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by the Form 10-Q for the quarterly period ended March 31, 2019.

Risks Related to the Bankruptcy Proceedings

We are subject to the risks and uncertainties associated with the Chapter 11 Cases.

For the duration of the Chapter 11 Cases, our operations and our ability to develop and execute our business plan, as well as our continuation as a going concern, are subject to the risks and uncertainties associated with bankruptcy.  These risk include the following:

•	our ability to develop, confirm and consummate a Chapter 11 plan and/or a sale of substantially all of our assets under Section 363;

•	our ability to obtain court approval with respect to motions filed in Chapter 11 Cases from time to time;

•	our ability to maintain our relationships with our suppliers, service providers, customers, employees and other third parties;

•	the ability of third parties to seek and obtain court approval to terminate contracts and other agreements with us;

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the ability of third parties to seek and obtain court approval to terminate or shorten the exclusivity period for us to propose and confirm a Chapter 11 plan, to appoint a Chapter 11 trustee, or to convert the Chapter 11 Cases to Chapter 7 cases; and

•	the actions and decisions of our creditors and other third parties who have interests in our Chapter 11 Cases that may be inconsistent with our plans.

Because of the risks and uncertainties associated with the Chapter 11 Cases, we cannot accurately predict or quantify the ultimate impact of events that will occur during the Chapter 11 Cases that may be inconsistent with our plans.

We may not be able to complete any Bankruptcy Court-approved sales of our Company or assets through the Chapter 11 process, or we may not be able to realize adequate consideration for such sales, which would adversely affect our financial condition and/or operational goals.

In connection with the Chapter 11 Cases, we intend to sell substantially all of our assets under Section 363.  The Debtors have received bids from buyers potentially interested in various assets, and has entered into asset purchase agreements with Hikma Pharmaceuticals USA Inc. and Chilion Group Holdings US, Inc. to sell certain of its assets. There can be no assurance that we will be successful in completing sales of substantially all of our assets because there may not be a sufficient number of buyers who are interested in purchasing certain assets, we may not receive sufficient consideration for certain assets, there may be objections from our stakeholders, which could include the creditors’ committee or our equity holders, transactions that have been entered into may not receive approval from the Bankruptcy Court or any required regulatory approval, or transactions that have been entered into may otherwise fail to be consummated. If we are unable to complete such sales, it may be necessary to seek additional funding sources or possibly convert to a Chapter 7 liquidation process.

The pursuit of the Chapter 11 Cases has consumed and will continue to consume a substantial portion of the time and attention of our management, which may have a material adverse effect on our business and results of operations, and we may face increased levels of employee attrition.

Leading up to and following commencement of the Chapter 11 Cases, our management was required to spend a significant amount of time and effort focusing on the filings. This diversion of attention may materially adversely affect the conduct of our business, and, as a result, our financial condition and results of operations. During the continued pendency of the Chapter 11 Cases, our employees are facing distraction and uncertainty and we may experience increased levels of employee attrition. Uncertainty as a result of the Chapter 11 Cases may adversely affect our ability to attract and retain key personnel, and loss of key personnel or material erosion of employee morale could have a material adverse effect on our ability to meet customer expectations and could require the incurrence of substantial additional costs to recruit replacement personnel, thereby adversely affecting our business and results of operations.

We may not be able to obtain confirmation of a Chapter 11 plan.

The confirmation process is subject to unanticipated potential delays, including a delay in the Bankruptcy Court’s commencement of the confirmation hearing regarding our plan. We may not receive the requisite acceptances of constituencies in the Chapter 11 proceedings to confirm our plan of reorganization. Even if the requisite acceptances of our plan of reorganization are received, the Bankruptcy Court may not confirm such a plan.

In certain instances, a Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code.

If no plan can be confirmed, or otherwise, if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of claims and interests or upon the showing of cause, the Bankruptcy Court may convert our Chapter 11 Cases to cases under Chapter 7. In such event, a Chapter 7 trustee would be appointed or elected to liquidate our assets for distribution in accordance with the priorities established by the Bankruptcy Code. Liquidation under Chapter 7 would likely result in significantly smaller distributions being made to our creditors than those provided for in the plan because of (i) the likelihood that any assets not previously sold, if any, would have to be sold or otherwise disposed of in a distressed fashion over a short period of time rather than in a controlled manner and as a going concern, (ii) additional administrative expenses involved in the appointment of a Chapter 7 trustee, and (iii) additional expenses and claims, some of which would be entitled to priority, that would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of operations.

Operating under Bankruptcy Court protection for a long period of time may harm our business. Our cash flows may not provide sufficient liquidity to fund our operations during the Chapter 11 Cases.

A long period of operations under Bankruptcy Court protection could have a material adverse effect on our business, financial condition, results of operations and liquidity. So long as the Chapter 11 Cases continue, we will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. Furthermore, we cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan.  Our ability to fund our operations and our capital expenditures require a significant amount of cash. Our operations have been financed principally with existing cash on hand, investment in marketable securities and product sales. Cash requirements necessary to fund ongoing operations may be diminished substantially as a result of such professional fees and other costs in connection with preparation for the Chapter 11 Cases.

Our common stock was delisted from NASDAQ and is currently traded on the OTC Pink Sheets market maintained by the OTC Market Group, Inc., which involves additional risks compared to being listed on a national securities exchange.

Trading in our common stock was suspended and removed from listing on NASDAQ on June 19, 2019. We will not be able to relist our common stock on a national securities exchange during the pendency of the Chapter 11 Cases, and our common stock is now quoted on the OTC Pink Sheets market maintained by the OTC Market Group, Inc. under the trading symbol “INSYQ.” The lack of an active market may impair the ability of holders of our common stock to sell their shares at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of the shares of our common stock. Furthermore, because of the limited market and generally low volume of trading in our common stock, the price of our common stock could be more likely to be affected by broad market fluctuations, general market conditions, fluctuations in our operating results, changes in the markets’ perception of our business, and announcements made by us, our competitors, parties with whom we have business relationships or third parties with interests in the Chapter 11 Cases.

Trading in our securities during the pendency of the Chapter 11 Cases poses substantial risks and is highly speculative. It is likely that our equity securities will be canceled, or that holders of such equity will not receive any distribution with respect to, or be able to recover any portion of, their investments.

It is likely that our equity securities will be canceled and extinguished in connection with the Chapter 11 Cases, and that the holders thereof would not be entitled to receive, and would not receive or retain, any property or interest in property on account of such equity interests. In the event of cancellation of our equity or other securities, amounts invested by the holders of such securities would not be recoverable and such securities would have no value. Trading prices for our equity or other securities may bear little or no relationship during the pendency of the Chapter 11 Cases to the actual recovery, if any, by the holders thereof at the conclusion of the Chapter 11 Cases. Accordingly, we urge extreme caution with respect to existing and future investments in our equity or other securities.

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